Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated March 28, 2007 relating to the financial statements as of December 31, 2006 and the year then ended, included herein. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Philip Vogel & Co. PC
Philip Vogel & Co. PC
Dallas, Texas

October 9, 2007